SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant                    [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-12

                          Mentor Graphics Corporation
                (Name of Registrant as Specified In Its Charter)

                               Icahn Partners LP
                         Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                       Icahn Partners Master Fund III LP
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                               Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                        Icahn Enterprises Holdings L.P.
                          Icahn Enterprises G.P. Inc.
                                 Beckton Corp.
                                 Carl C. Icahn
                                  Brett Icahn
                                David Schechter
                                  Gary Meyers
                               Jose Maria Alapont
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                             FOR IMMEDIATE RELEASE

                     ISS SUPPORTS CARL ICAHN'S NOMINEES FOR
               BOARD OF DIRECTORS OF MENTOR GRAPHICS CORPORATION

     Recommends that shareholders do not vote management's white proxy card


New York, New York, May 3, 2011
Contact: Susan Gordon (212) 702-4309

Institutional Shareholder Services ("ISS"), the leading independent proxy voting advisory firm, has recommended support for two of Carl Icahn's nominees to Mentor Graphics' board of directors. ISS recommended that shareholders of Mentor Graphics vote FOR Mr. Jose Maria Alapont and Mr. Gary Meyers on the Icahn Group's GOLD proxy card.

In announcing its recommendation, ISS stated:

 "The dissidents have shaped a compelling case for change around the company's long underperformance on cost, margin, and other elements of financial performance."

"On balance, we believe shareholder support for dissident nominees Alapont, who has long executive experience managing cost structure in the face of significant competitive pressure, and Meyers, whose industry experience as executive and director which will likely add a compelling strategic insight, is warranted."

  "Given that the dissidents have made a compelling case that THE COMPANY HAS UNDERPERFORMED BOTH ITS PEERS AND ITS POTENTIAL DURING THE LONG TENURE OF THE
  CURRENT BOARD AND MANAGEMENT TEAM, it seems likely that CHANGE AT THE BOARD
                            LEVEL IS WARRANTED." (1)

The Icahn Group thanks ISS for its incisive report and recommending two of our nominees. It is time to send a signal to this entrenched Board. We strongly encourage all shareholders to vote for ALL THREE Icahn nominees on the GOLD proxy card.

  If you have any questions or require any assistance in executing your proxy, please call:
                             D.F. King & Co., Inc.
                   Shareholders call tollfree: (800) 7143313
                 Banks and Brokerage Firms call: (212) 2695550


ON APRIL 1, 2011, CARL C. ICAHN AND AFFILIATES ("ICAHN") FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IN CONNECTION WITH THE UPCOMING 2011 ANNUAL MEETING OF SHAREHOLDERS OF MENTOR GRAPHICS. SHAREHOLDERS ARE ADVISED TO READ ICAHN'S DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED BY ICAHN WITH THE SEC, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS, AND ANY OTHER RELEVANT DOCUMENTS AND OTHER MATERIAL FILED BY ICAHN WITH THE SEC CONCERNING MENTOR GRAPHICS WILL BE, WHEN FILED, AVAILABLE FREE OF CHARGE AT HTTP://WWW.SEC.GOV AND WWW.READMATERIAL.COM/MENTOR. IN ADDITION, COPIES OF THE PROXY MATERIALS MAY BE REQUESTED FROM ICAHN'S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT
(800)  7143313.

_________________________
(1) Permission to use these quotes was neither sought nor obtained (emphasis added).